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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-03159, Registration Statement No. 33-37229 and Registration Statement No. 33-42194 of Pool Energy Services Co., each on Form S-8, and Registration Statement No. 333-49481 on Form S-3, of our report dated February 18, 1999, appearing in this Annual Report on Form 10-K of Pool Energy Services Co. for the year ended December 31, 1998.



DELOITTE & TOUCHE  LLP


Houston, Texas
March 15, 1999